EXHIBIT 99.1
                                                                    ------------

P R E S S   R E L E A S E
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
OCTOBER 27, 2005

                        INTERLINE BRANDS, INC. ANNOUNCES
                           THIRD QUARTER 2005 RESULTS

--------------------------------------------------------------------------------

JACKSONVILLE, FLA. - OCTOBER 27, 2005 - Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record sales and earnings for the fiscal quarter ended September 30, 2005. Sales for the third quarter 2005 increased 18.6% over the same period last year. Adjusted pro forma earnings per diluted share were $0.33 for the third quarter of 2005, an increase of 22% over adjusted pro forma earnings per diluted share of $0.27 in the same period last year. GAAP earnings per diluted share were $0.30 for the quarter which includes $0.9 million in costs associated with the Company's secondary offering in August 2005. GAAP loss per diluted share for the third quarter of 2004 was $110.13.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "We are very pleased with our sales performance and operating results for the third quarter of 2005. We saw continued strong performance in our facilities maintenance and pro contractor markets fueled by our investments in organic growth initiatives. Combined with our July acquisition of Copperfield, we had a very successful quarter as our key performance metrics continued to show positive trends."

THIRD QUARTER 2005 PERFORMANCE

Sales for the fiscal quarter ended September 30, 2005 were $225.8 million, an 18.6% increase over sales of $190.4 million in the comparable 2004 period. The Company's organic sales growth for the third quarter, which excludes sales associated with its July acquisition of Copperfield, was 12.4%.

"Our pro contractor market continued to perform exceptionally with daily sales growth of over 32% - of which 19% was organic and 13% was related to Copperfield" said William Sanford, Chief Operating Officer. "Our facilities maintenance market grew at 10%. Our specialty distributor market grew at over 22% on a daily sales basis - of which 10% was organic and 12% was related to Copperfield."

Gross profit increased $12.9 million to $86.1 million for the third quarter of 2005, up from $73.2 million in the 2004 comparable period. As a percentage of net sales, gross profit was 38.1%, compared to 38.4% in the comparable 2004 period due primarily to 65% sales growth of high unit cost items such as appliances, HVAC equipment, and water heaters, which generally carry lower gross margins. Gross margin percentages on sales excluding these products, as well as gross margin percentages on these "big ticket" products, improved on a period over period basis.

SG&A expenses for the third quarter of 2005 were $58.9 million compared to $49.7 million for the third quarter of 2004. As a percentage of net sales, SG&A expenses were 26.1% in the third quarter of 2005 and 2004.

Michael Grebe stated, "Our operations team continues to find ways to manage expenses while maintaining superior service levels to our customers despite a challenging operating environment driven by product cost increases, high fuel costs, and a difficult hurricane season. Although our distribution centers in New Orleans and Houston were both closed temporarily during the quarter, we were able to ship into the Gulf Coast markets from adjacent markets, demonstrating the flexibility of our integrated logistics platform."

Operating income was $22.9 million, or 10.2% of sales, for the third quarter of 2005 compared to $20.5 million, or 10.8% of sales, for the third quarter of 2004, a 12.0% increase. Excluding $0.9 million of secondary offering costs, operating income for the third quarter of 2005 was 10.6% of sales, and increased 16.6% over the comparable prior year period.

YTD 2005 PERFORMANCE

Sales for the nine months ended September 30, 2005 were $626.0 million, a 14.1% increase over sales of $548.4 million in the comparable 2004 period. The first nine months of 2005 included one more shipping day than the prior year period. Average organic daily sales for the first nine months of 2005 increased by 11.4% compared to the same period in 2004.

Gross profit increased $29.0 million, or 13.8%, to $238.9 million for the nine months ended September 30, 2005, up from $209.9 million in the 2004 comparable period. As a percentage of net sales, gross profit was 38.2% and 38.3% for the 2005 and 2004 periods, respectively.

SG&A expenses for the first nine months of 2005 were $167.1 million, a 12.9% increase over SG&A expenses of $148.1 million in the 2004 comparable period. As a percentage of net sales, SG&A expenses were 26.7% in the nine months ended September 30, 2005 compared to 27.0% in the 2004 comparable period. The Company continues to see operating expense leverage on its sales, especially in the areas of freight, distribution center labor and occupancy costs. Operating income was $61.1 million, or 9.8% of sales, for the nine months ended September 30, 2005 compared to $52.4 million, or 9.6% of sales, for the nine months ended September 24, 2004, a 16.6% increase. Excluding $0.9 million of secondary offering costs, operating income for the nine months ended September 30, 2005 was 9.9% of sales, and increased 18.4% over the comparable prior year period.

Adjusted pro forma earnings per diluted share for the nine months ended September 30, 2005 were $0.84 compared to adjusted pro forma earnings per diluted share for the comparable 2004 period of $0.67, representing an increase over the prior year of 25%. GAAP earnings per diluted share for the nine months ended September 30, 2005 were $0.61 compared to GAAP loss per diluted share for the comparable 2004 period of $365.22.

BUSINESS OUTLOOK

Mr. Grebe stated, "We are very pleased with our strong financial performance for the first three quarters of our first fiscal year as a public company. As a result, we are increasing our full year 2005 guidance of adjusted pro forma net income per diluted share based on our strong third quarter performance to $1.07
- $1.09. Pro forma net income per diluted share for the fourth quarter is expected to be $0.23 - $0.25." Fiscal year 2004 included 53 weeks, so the 4th quarter of 2004 included 14 weeks of activity as opposed to 13 weeks in the 4th quarter of 2005.

Adjusted pro forma net income per diluted share was $0.91 for fiscal year 2004 and $0.24 for the fourth quarter of 2004.

GAAP net income per diluted share is projected to be $0.86 - $0.88 for fiscal year 2005 compared to a GAAP net loss per diluted share of $25.21 for fiscal 2004. GAAP net loss per diluted share for the fourth quarter of 2004 was $2.33.

CONFERENCE CALL

Interline Brands will host a conference call on October 28, 2005 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 9431354.
This recording will expire on November 11, 2005.


ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 150,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain transactions that were associated with the Company's IPO and follow on secondary offering that affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These transactions included the recording of IPO and secondary offering related activities such as the expense associated with the early extinguishment of debt and the termination of interest rate swap arrangements, the timing effect of paying off debt with proceeds from the IPO and secondary offering expenses. In order to present a meaningful comparison, the accompanying table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the periods presented and excluding secondary offering expenses. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

Interline has provided adjusted pro forma net income per diluted share for fiscal year 2005 to exclude the impact of certain transactions and expenses relating to equity offerings. Pro forma net income for 2005 excludes $0.19 per share in charges and expenses arising from a $10.3 million loss on early extinguishment of debt related to the redemption of $70 million of the Company's 11.5% senior subordinated notes that occurred in the first quarter of 2005 using a portion of the Company's IPO proceeds, the interest expense of the redeemed notes and the tax impact of the redemption. In addition, pro forma net income for the third quarter of 2005 and full year 2005 excludes $0.02 per share or $0.9 million in expenses incurred by Interline relating to its secondary offering.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Registration Statement on Form S-1, (Commission File No. 333-126515). These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN
PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
(in thousands except share data)

                                                                            SEPTEMBER 30, 2005     December 31, 2004
                                                                            ------------------     -----------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                              $            1,610     $          69,178
     Accounts receivable - trade (net of allowance for doubtful
       accounts of $7,789 and $6,929)                                                  126,059                98,511
     Accounts receivable - other                                                        10,761                17,828
     Inventory                                                                         158,899               145,532
     Prepaid expenses and other current assets                                           4,057                 3,204
     Deferred income taxes                                                              13,194                12,084
                                                                            -------------------    ------------------
            Total current assets                                                       314,580               346,337

PROPERTY AND EQUIPMENT, net                                                             30,262                28,767

GOODWILL and OTHER INTANGIBLE ASSETS, net                                              355,599               289,209

OTHER ASSETS                                                                             9,422                 9,067
                                                                            -------------------    ------------------
TOTAL ASSETS                                                                $          709,863     $         673,380
                                                                            ===================    ==================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Revolver                                                               $            5,000     $              --
     Current portion of long-term debt                                                   1,400                 1,000
     Accounts payable                                                                   69,498                53,260
     Accrued expenses and other current liabilities                                     25,955                22,180
     Accrued interest payable                                                            5,927                 3,042
     Accrued merger expenses                                                             6,300                 6,131
     Accrued income taxes payable                                                        4,702                 7,372
                                                                            -------------------    ------------------
            Total current liabilities                                                  118,782                92,985

LONG TERM LIABILITIES:
Deferred income taxes                                                                   33,660                25,221
Long-term debt, net of current portion                                                 281,025               302,275
Capital leases                                                                           1,167                    --
                                                                            -------------------    ------------------
TOTAL LIABILITIES                                                                      434,634               420,481
                                                                            -------------------    ------------------
COMMITMENTS AND CONTINGENCIES

SENIOR PREFERRED STOCK, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of September 30, 2005 and December 31, 2004                      --                    --
                                                                            -------------------    ------------------
STOCKHOLDERS' EQUITY:
     Common stock; $0.01 par value, 100,000,000 authorized;
       32,220,669 issued and outstanding as of September 30, 2005 and
       32,102,820 as of December 31, 2004                                                  322                   321
     Accumulated deficit                                                              (282,160)             (301,836)
     Additional paid-in capital                                                        558,232               556,346
     Deferred compensation                                                              (2,165)               (2,787)
     Accumulated other comprehensive income                                              1,000                   855
                                                                            -------------------    ------------------
TOTAL STOCKHOLDERS' EQUITY                                                             275,229               252,899
                                                                            -------------------    ------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                    $          709,863     $         673,380
                                                                            ===================    ==================

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 24,2004
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                     September 30,    September 24,     September 30,    September 24,
                                                              2005             2004              2005             2004
                                                     --------------   --------------   ---------------   --------------
NET SALES                                            $     225,811    $     190,400    $      625,968    $     548,383
COST OF SALES                                              139,701          117,214           387,117          338,529
                                                     --------------   --------------   ---------------   --------------
  Gross Profit                                              86,110           73,186           238,851          209,854
                                                     --------------   --------------   ---------------   --------------
OPERATING EXPENSES:
  Selling, general and administrative expenses              58,885           49,724           167,141          148,062
  Depreciation and amortization                              3,361            2,988             9,699            9,414
  Secondary offering related expenses                          923               --               923               --
                                                     --------------   --------------   ---------------   --------------
      Total Operating Expense                               63,169           52,712           177,763          157,476
                                                     --------------   --------------   ---------------   --------------
OPERATING INCOME                                            22,941           20,474            61,088           52,378

CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                     --            1,503                --            6,201

LOSS ON EXTINGUISHMENT OF DEBT                                  --               --           (10,340)              --

INTEREST EXPENSE                                            (6,694)         (10,269)          (18,709)         (30,563)

INTEREST INCOME                                                 45               32               171               65

OTHER INCOME                                                   188              119               474              300
                                                     --------------   --------------   ---------------   --------------
   Income before income taxes                               16,480           11,859            32,684           28,381

PROVISION FOR INCOME TAXES                                   6,762            4,932            13,008           11,246
                                                     --------------   --------------   ---------------   --------------
NET INCOME                                                   9,718            6,927            19,676           17,135
PREFERRED STOCK DIVIDENDS                                       --          (14,170)               --          (41,155)
                                                     --------------   --------------   ---------------   --------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS  $       9,718    $      (7,243)   $       19,676    $     (24,020)
                                                     ==============   ==============   ===============   ==============
INCOME (LOSS) PER COMMON SHARE - BASIC               $        0.30    $     (110.13)   $         0.62    $     (365.22)
                                                     ==============   ==============   ===============   ==============
INCOME (LOSS) PER COMMON SHARE - DILUTED             $        0.30    $     (110.13)   $         0.61    $     (365.22)
                                                     ==============   ==============   ===============   ==============

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC             32,061,828           65,769        31,979,374           65,769
                                                     ==============   ==============   ===============   ==============
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED           32,521,809           65,769        32,399,670           65,769
                                                     ==============   ==============   ===============   ==============

INTERLINE BRANDS, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 24, 2004
(in thousands)

                                                                                      SEPTEMBER 30, 2005     SEPTEMBER 24, 2004
                                                                                      ------------------     ------------------
 OPERATING ACTIVITIES :
 Net Income                                                                                   $ 19,676             $ 17,135
 Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation and amortization                                                                   9,699                9,414
 Amortization and write-off of debt issuance costs                                               3,482                1,428
 Redemption premium on 11.5% senior subordinated notes                                           8,050                   --
 Stock based compensation                                                                          718                   --
 Loss on disposal of property and equipment                                                         53                   --
 Change in fair value of interest rate swaps                                                        --               (6,201)
 Interest income on shareholder notes                                                               --                  (30)
 Deferred income taxes                                                                          (2,160)               3,754
 Income tax effect from exercise of stock options                                                  215                   --

 Changes in assets and liabilities, net of business acquired:
    Accounts receivable - trade                                                                (23,882)             (24,108)
    Accounts receivable - other                                                                  4,974                1,435
    Inventory                                                                                   (3,782)             (18,625)
    Prepaid expenses and other current assets                                                     (428)                 350
    Other assets                                                                                  (354)                (210)
    Accrued interest payable                                                                     2,885                5,254
    Accounts payable                                                                            11,598               11,778
    Accrued expenses and other current liabilities                                               3,066                  477
    Accrued merger expenses                                                                       (307)                (416)
    Accrued income taxes payable                                                                (2,670)               6,064
                                                                                              --------             --------
 Net cash provided by operating activities                                                      30,833                7,499
                                                                                              --------             --------

 INVESTING ACTIVITIES :
       Purchase of property and equipment, net                                                  (5,899)              (5,359)
   Cash - restricted                                                                                --                   (1)
       Purchase of business, net of cash acquired                                              (71,195)                (509)
                                                                                              --------             --------
 Net cash used in investing activities                                                         (77,094)              (5,869)
                                                                                              --------             --------

 FINANCING ACTIVITIES :
      Increase in revolver, net                                                                  5,000                7,000
      Repayment of long-term debt                                                              (70,850)              (5,250)
      Proceeds from financing transaction                                                       50,000
      Payment of redemption premium on 11.5% senior subordinated notes                          (8,050)                  --
      Payment of debt issuance costs                                                              (836)                (587)
      Initial public offering costs                                                               (616)                  --
      Proceeds from stock options exercised                                                      1,693                   --
          Proceeds from exercise of underwriters over-allotment options                          2,333                   --
          Payments on capital lease obligations                                                   (126)
                                                                                              --------             --------
 Net cash (used in) provided by financing activities                                           (21,452)               1,163
                                                                                              --------             --------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                      145                   89
                                                                                              --------             --------
 NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                          (67,568)               2,882
 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                 69,178                1,612
                                                                                              --------             --------
 CASH AND CASH EQUIVALENTS, END OF PERIOD                                                     $  1,610             $  4,494
                                                                                              ========             ========

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the period for :
 Interest                                                                                     $ 13,124             $ 23,853
                                                                                              ========             ========
 Income taxes (net of refunds)                                                                $ 17,633             $    457
                                                                                              ========             ========

 SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
        Dividends on preferred stock                                                          $     --             $ 41,155
                                                                                              ========             ========
        Adjustment to goodwill on business acquired                                           $  9,473             $     --
                                                                                              ========             ========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                                                                        THREE MONTHS   TWELVE MONTHS
                                               THREE MONTHS ENDED              NINE MONTHS ENDED            ENDED           ENDED
                                          -----------------------------   ----------------------------   ------------   ------------
                                          SEPTEMBER 30,   SEPTEMBER 24,   SEPTEMBER 30,  SEPTEMBER 24,   DECEMBER 31,   DECEMBER 31,
                                              2005             2004            2005            2004           2004           2004
                                          -------------   -------------   -------------  -------------   ------------   ------------
Income before income taxes (GAAP)        $     16,480   $     11,859    $     32,684   $     28,381    $      1,338   $     29,718

  Add back the following items:
     Eliminate the change in fair
       value of interest rate swaps                --         (1,503)             --         (6,201)         (2,031)        (8,232)
     Loss on early extinguishment
       of debt                                     --             --          10,340             --             660            660
     Adjust interest expense
       associated with us of IPO with
       with use of IPO proceeds to
       repay or redeem portions of the
       previously existing term loan
       and outstanding 11.5% notes and
       elimination of amortization of
       deferred financing fees                     --          4,440             456         13,563           3,190         16,785
     Additional expense for secondary
       offering                                   923             --             923             --              --             --
     Additional compensation expense
       for forgiveness of shareholder
       loans and one-time bonuses                  --             --              --             --           9,215          9,215
                                         ------------   ------------    ------------   ------------    ------------   ------------
          Adjusted pro forma income
            before income taxes                17,403         14,796          44,403         35,743          12,372         48,146
     Income taxes                               6,787          6,080          17,317         14,154           4,685         18,820
                                         ------------   ------------    ------------   ------------    ------------   ------------
Adjusted pro forma net income            $     10,616   $      8,716    $     27,086   $     21,589    $      7,687   $     29,326
                                         ============   ============    ============   ============    ============   ============
Adjusted pro forma net income
  per share - basic                      $       0.33   $       0.27    $       0.85   $       0.68    $       0.24   $       0.92
Adjusted pro forma net income
  per share - diluted                    $       0.33   $       0.27    $       0.84   $       0.67    $       0.24   $       0.91

Weighted Average Shares
  outstanding - basic                      32,061,828     31,917,000      31,979,374     31,917,000      31,917,000     31,917,000
Weighted Average Shares
  outstanding - diluted                    32,521,809     32,102,820      32,399,670     32,102,820      32,102,820     32,102,820


DAILY SALES CALCULATIONS                                                   THREE MONTHS ENDED
                                     ---------------------------------------------------------------------------------------------
                                      SEPTEMBER 30,   SEPTEMBER 24,         $         SEPTEMBER 30,   SEPTEMBER 24,        $
                                           2005            2004          VARIANCE          2005           20004        VARIANCE
                                        ---------       ---------        --------       ---------      ---------       --------
NET SALES                               $ 225,811       $ 190,400         18.6%         $ 625,968      $ 548,383           14.1%
LESS : COPPERFIELD                      $ (11,707)             --                       $ (11,707)
                                        ---------       ---------         ----          ---------      ---------      ---------
ORGANIC SALES                           $ 214,104       $ 190,400         12.4%         $ 614,261      $ 548,383           12.0%
                                        =========       =========         ====          =========      =========      =========


DAILY SALES:
  SHIP DAYS                                    63              63                             192            191
  AVERAGE DAILY SALES                   $   3,584       $   3,022         18.6%         $   3,260      $   2,871           13.4%
                                        =========       =========         ====          =========      =========      =========
  AVERAGE ORGANIC DAILY SALES           $   3,398       $   3,022         12.4%         $   3,199      $   2,871           11.4%
                                        =========       =========         ====          =========      =========      =========

Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time. Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

                                                               THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                          -----------------------------              ---------------------------
                                                          SEPTEMBER 30,     SEPTEMBER 24,            SEPTEMBER 30,   SEPTEMBER 24,
                                                               2005              2004                    2005             2004
                                                          -------------     -------------            -------------   -------------
ADJUSTED EBITDA:
    NET INCOME (GAAP)                                       $   9,718        $   6,927               $   19,676      $   17,135
    INTEREST EXPENSE                                            6,694           10,269                   18,709          30,563
    INTEREST INCOME                                               (45)             (32)                    (171)            (65)
    CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS                     -           (1,503)                       -          (6,201)
    LOSS ON EXTINGUISHMENT OF DEBT                                  -                -                   10,340               -
    SECONDARY OFFERING EXPENSES                                   923                -                      923               -
    PROVISION (BENEFIT) FOR INCOME TAXES                        6,762            4,932                   13,008          11,246
    DEPRECIATION AND AMORTIZATION                               3,361            2,988                    9,699           9,414
                                                          -----------------------------              ---------------------------
    ADJUSTED EBITDA                                         $  27,413        $  23,581               $   72,184      $   62,092
                                                          =============================              ===========================

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps, loss on extinguishment of debt, and secondary offering expenses which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.